Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Reports Financial Results for the First Quarter of Fiscal Year 2016

DURHAM, N.C., October 20, 2015 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $425.5 million for its first quarter of fiscal 2016, ended September 27, 2015. This represents a 1% decrease compared to revenue of $427.7 million reported for the first quarter of fiscal 2015, and an 11% increase compared to the fourth quarter of fiscal 2015. GAAP net loss for the first quarter was $23.6 million, or $0.23 per diluted share, compared to GAAP net income of $11.1 million, or $0.09 per diluted share, for the first quarter of fiscal 2015. On a non-GAAP basis, net income for the first quarter of fiscal 2016 was $22.1 million, or $0.21 per diluted share, compared to non-GAAP net income for the first quarter of fiscal 2015 of $29.6 million, or $0.24 per diluted share. During the first quarter of fiscal 2016, Cree recognized $15.9 million of costs related to the LED business restructuring that was announced on June 24, 2015. The restructuring charges included factory capacity and overhead cost reductions which are included in the GAAP results only.

"Fiscal 2016 is off to a good start, with Q1 revenue and profits above the middle of our targeted range, driven by strong demand for commercial LED lighting and a solid quarter for our LED business,” stated Chuck Swoboda, Cree Chairman and CEO. “We’re confident in our strategy and optimistic about the future, as the commercial lighting business is growing, the LED results recovered nicely in Q1 and Power and RF design momentum is strong.”

Q1 2016 Financial Metrics
(in thousands, except per share amounts and percentages)

	First Quarter
	2016	2015	Change
	(unaudited)	(unaudited)
Revenue, net	$425,489	$427,672	$(2,183)	(1)%
GAAP
Gross margin	31.0%	31.8%
Operating margin	(2.0)%	2.7%
Net (loss) income	$(23,623)	$11,130	$(34,753)	(312)%
(Loss) earnings per diluted share	$(0.23)	$0.09	$(0.32)	(356)%
Non-GAAP
Gross margin	31.7%	32.4%
Operating margin	6.9%	8.2%
Net income	$22,119	$29,550	$(7,431)	(25)%
Earnings per diluted share	$0.21	$0.24	$(0.03)	(13)%

•	Gross margin increased from 20.1% in Q4 of fiscal 2015 to 31.0% on a GAAP basis, and increased from 21.0% to 31.7% on a non-GAAP basis.

•	Cash and investments decreased by $81.1 million from Q4 of fiscal 2015 to $632.1 million.

•	Share repurchases were $70 million and $13 million of net cash was used for the acquisition of Arkansas Power Electronics International, Inc. during Q1 of fiscal 2016.

•	Accounts receivable, net increased by $7.6 million from Q4 of fiscal 2015 to $193.8 million, with days sales outstanding of 41.

•	Inventory increased by $8.5 million from Q4 of fiscal 2015 to $289.1 million and represents 89 days of inventory.

•	Cash from operations was $47 million and free cash flow was ($7) million for Q1 of fiscal 2016.

Recent Business Highlights:

•
Expanded our LED downlight portfolio with the introduction of the KR8TM downlight, Cree’s first eight-inch downlight, and the newest generation LR6TM downlight, which provides even better light at a lower price;

•	Released our new XLamp® XQ-E High Intensity LEDs, the industry’s first family of high power color LEDs optimized for optical performance;

•	Introduced the new Cree® LED bulb, which unlike compromised bulbs, delivers an even better light with better performance, a longer life and more energy savings;

•	Announced that the U.S. Air Force has awarded a follow-on contract to Cree that will enable the qualification of a high-performance power electronic module for the F-35 Joint Strike Fighter; and

•
Announced that Wolfspeed is the new name for the Power and RF division of Cree. The new name combines important elements of Cree’s culture and expertise, and allows the Power and RF division to build brand equity while operating as a separate business.

Business Outlook:

For its second quarter of fiscal 2016 ending December 27, 2015, Cree targets revenue in a range of $425 million to $445 million, with GAAP gross margin targeted to be 31.0%+/- and non-GAAP gross margin targeted to be 31.7%+/-. Our GAAP gross margin targets include stock-based compensation expense of approximately $3.1 million, while our non-GAAP targets do not. GAAP operating expenses are targeted to be approximately $129 million, and non-GAAP operating expenses are targeted to be approximately $106 million. The tax rate is targeted at 25.0%+/- for the second quarter of fiscal 2016. GAAP net income is targeted at $1 million to $7 million, or $0.01 to $0.06 per diluted share. Non-GAAP net income is targeted in a range of $21 million to $27 million, or $0.21 to $0.26 per diluted share. The GAAP and non-GAAP per diluted share targets are based on an estimated 103 million diluted weighted average shares. Targeted non-GAAP earnings exclude $0.20 per diluted share of expenses related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles, net changes associated with our Lextar investment, and charges associated with the LED business restructuring.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. EST today to review the highlights of the fiscal 2016 first quarter results and the fiscal 2016 second quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree's products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our equity method investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures or investments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2015, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and XLamp® are registered trademarks, and KR8TM, LR6TM and WolfspeedTM are trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended
	September 27, 2015	September 28, 2014
Revenue, net	$425,489	$427,672
Cost of revenue, net	293,741	291,852
Gross profit	131,748	135,820
Gross margin percentage	31.0%	31.8%

Operating expenses:
Research and development	43,540	46,725
Sales, general and administrative	75,263	69,692
Amortization or impairment of acquisition-related intangibles	7,062	6,499
Loss on disposal or impairment of long-lived assets	14,573	1,447
Total operating expenses	140,438	124,363

Operating (loss) income	(8,690)	11,457
Operating (loss) income percentage	(2.0)%	2.7%

Non-operating (loss) income, net	(22,806)	2,904
(Loss) income before income taxes	(31,496)	14,361
Income tax (benefit) expense	(7,873)	3,231
Net (loss) income	$(23,623)	$11,130

Diluted (loss) earnings per share	$(0.23)	$0.09

Shares used in diluted per share calculation:	103,473	121,143

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 27, 2015	June 28, 2015

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$632,082	$713,191
Accounts receivable, net	193,781	186,157
Income tax receivable	9,481	—
Inventories	289,089	280,576
Deferred income taxes	38,572	39,190
Prepaid expenses	26,284	29,932
Other current assets	55,383	54,851
Assets held for sale	6,871	4,353
Total current assets	1,251,543	1,308,250
Property and equipment, net	635,763	635,072
Goodwill	618,842	616,345
Intangible assets, net	330,777	317,154
Other long-term investments	34,611	57,595
Other assets	19,596	19,984
Total assets	$2,891,132	$2,954,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$158,140	$163,128
Accrued salaries and wages	48,014	45,415
Income taxes payable	—	2,035
Other current liabilities	45,664	44,208
Total current liabilities	251,818	254,786

Long-term liabilities:
Long-term debt	207,000	200,000
Deferred income taxes	21,975	12,174
Other long-term liabilities	21,455	21,084
Total long-term liabilities	250,430	233,258

Shareholders’ equity:
Common stock	128	131
Additional paid-in-capital	2,300,875	2,285,554
Accumulated other comprehensive income, net of taxes	6,231	5,798
Retained earnings	81,650	174,873
Total shareholders’ equity	2,388,884	2,466,356
Total liabilities and shareholders’ equity	$2,891,132	$2,954,400

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three months ended September 27, 2015 and the three months September 28, 2014. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment.  As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	September 27, 2015	September 28, 2014	Change
Lighting Products revenue	$248,031	$223,086	$24,945	11%
Percent of revenue	58%	52%
LED Products revenue	148,208	173,590	(25,382)	(15)%
Percent of revenue	35%	41%
Power and RF Products revenue	29,250	30,996	(1,746)	(6)%
Percent of revenue	7%	7%
Total revenue	$425,489	$427,672	$(2,183)	(1)%

	Three Months Ended
	September 27, 2015	September 28, 2014	Change
Lighting Products gross profit	$69,081	$55,592	$13,489	24%
Lighting Products gross margin	27.9%	24.9%
LED Products gross profit	52,659	67,624	(14,965)	(22)%
LED Products gross margin	35.5%	39.0%
Power and RF Products gross profit	14,323	17,857	(3,534)	(20)%
Power and RF Products gross margin	49.0%	57.6%
Unallocated costs	(4,315)	(5,253)	938	(18)%
Consolidated gross profit	$131,748	$135,820	$(4,072)	(3)%
Consolidated gross margin	31.0%	31.8%
Reportable Segments Description
The Company's Lighting Products segment primarily consists of LED lighting systems and bulbs. The Company's LED Products segment includes LED components, LED chips, and silicon carbide materials. The Company's Power and RF Products segment includes power devices and RF devices.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans and matching contributions under the Company's 401(k) Plan.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP non-operating (loss) income, net, non-GAAP net (loss) income, non-GAAP (loss) earnings per diluted share and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less stock-based compensation expense, charges for amortization or impairment of acquisition-related intangibles, asset retirement charges, net changes associated with equity method investments and charges associated with LED business restructuring.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense, amortization or impairment of acquisition-related intangibles, asset retirement charges, charges associated with LED business restructuring, net changes associated with equity method investments and the income taxes associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Asset retirement charges. Cree has recognized charges for the impact of the decision to abandon or retire certain property and equipment prior to the end of their estimated useful lives. Because these charges relate to assets which have been or will be retired prior to the end of their estimated useful lives, Cree does not consider these charges to be reflective of ongoing operating results.
Costs associated with LED business restructuring. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring is expected to reduce excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring include the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been or will be retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results.
Net changes associated with equity method investments. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for under the equity method utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net (loss) income.
Cree expects to incur stock-based compensation expense, amortization or impairment of acquisition-related intangibles, asset retirement charges, charges associated with LED business restructuring and net changes associated with equity method investments in future periods, including income taxes associated with all of the foregoing. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended
	September 27, 2015	September 28, 2014
GAAP gross profit	$131,748	$135,820
GAAP gross margin percentage	31.0%	31.8%
Adjustment:
Stock-based compensation expense	3,027	2,905
Non-GAAP gross profit	$134,775	$138,725
Non-GAAP gross margin percentage	31.7%	32.4%

Non-GAAP Operating Income

	Three Months Ended
	September 27, 2015	September 28, 2014
GAAP operating (loss) income	$(8,690)	$11,457
GAAP operating (loss) income percentage	(2.0)%	2.7%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	3,027	2,905
Research and development	3,531	4,471
Sales, general and administrative	8,512	9,383
Total stock-based compensation expense	15,070	16,759
Amortization or impairment of acquisition-related intangibles	7,062	6,499
Asset retirement charges	—	511
Costs associated with LED business restructuring	15,913	—
Total adjustments to GAAP operating income	38,045	23,769
Non-GAAP operating income	$29,355	$35,226
Non-GAAP operating income percentage	6.9%	8.2%

Non-GAAP Non-Operating Income, net

	Three Months Ended
	September 27, 2015	September 28, 2014
GAAP non-operating (loss) income, net	$(22,806)	$2,904
Adjustment:
Net changes associated with equity method investments	22,944	—
Non-GAAP non-operating income, net	$138	$2,904

Non-GAAP Net Income

	Three Months Ended
	September 27, 2015	September 28, 2014
GAAP net (loss) income	$(23,623)	$11,130
Adjustments
Stock-based compensation expense	15,070	16,759
Amortization or impairment of acquisition-related intangibles	7,062	6,499
Net changes associated with equity method investments	22,944	—
Asset retirement charges	—	511
Costs associated with LED business restructuring	15,913	—
Total adjustments to GAAP net income before provision for income taxes	60,989	23,769
Income tax effect *	(15,247)	(5,349)
Non-GAAP net income	$22,119	$29,550

Earnings per share
Non-GAAP diluted net income per share	$0.21	$0.24

Shares used in diluted net income per share calculation
Non-GAAP shares used	103,473	121,143
*Estimated income tax effect is based upon the Company's overall consolidated effective tax rate for the given period.

Free Cash Flow

	Three Months Ended
	September 27, 2015	September 28, 2014
Cash flows from operations	$46,834	$13,284
Less: PP&E spending	(49,883)	(63,446)
Less: Patents spending	(4,314)	(4,806)
Total free cash flow	$(7,363)	$(54,968)